Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Golden Phoenix Minerals, Inc.
Sparks, Nevada

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-152332) on Form S-8 of Golden Phoenix Minerals, Inc. of our report dated March 29, 2011, relating to our audit of the consolidated financial statements, included in and incorporated by reference in the Annual Report on Form 10-K of Golden Phoenix Minerals, Inc.

/s/ HJ & Associates, LLC
Salt Lake City, Utah
March 29, 2011